SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., ACA., LL.B., C.P.A.(Practising)

To:	The board of directors and stockholders of
Shenzhen Jifu Communication Technology Co., Ltd

Report of Independent Registered Public Accounting Firm

We have audited the accompanying balance sheets of Shenzhen Jifu Communication Technology Co., Ltd, ("the Comapny") as of December 31, 2012 and 2011, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2012 and 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years ended December 31, 2012 and 2011 in conformity with accounting principles generally accepted in the United States of America.

Hong Kong, China	Albert Wong & Co.
July 5, 2013	Certified Public Accountants

SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
BALANCE SHEETS

	December 31,	December 31,
	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$40,132	$25,273
Other receivables	20,897	1,688
Advances to an unrelated party	298,654	-
Advances to related parties	60,308	761,157
Deposits	-	17,036
Consumables	4	151

Total Current Assets	419,995	805,305

Property and Equipment, net of accumulated depreciation of $170,801 and respectively	26,330	30,996

TOTAL ASSETS	$446,325	$836,301

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Other payables	$2,531	$11,514
Advances from an unrelated party	-	363,594
Other taxes payables	7,687	28,483
Accrued expenses	23,471	43,631

Total Current Liabilities	33,689	447,222

Total Liabilities	33,689	447,222

Commitments and Contingencies (Note 7)	-	-

Shareholders’ Equity:
Registered capital	362,472	362,472
Accumulated deficit	(63,950)	(84,421)
Accumulated other comprehensive income	114,114	111,028
Total Shareholders’ Equity	412,636	389,079

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$446,325	$836,301

The accompanying notes are an integral part of the financial statements

SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended
	December 31,
	2012	2011

Revenue	$520,954	$237,964
Cost of Revenue	(8,856)	(4,045)
Gross Profit	512,098	233,919

Operating Expenses:
Selling expense	(49,982)	(33,709)
General and administrative expense	(494,968)	(449,708)
Total Operating Expenses	(544,950)	(483,417)
Loss from Operations	(32,852)	(249,498)

Other Income (Expense):
Interest income	-	24
Other income	53,323	22,479
Total Other Income	53,323	22,503
Income (Loss) Before Taxes	20,471	(226,995)
Income tax expense	-	-
Net Income (Loss)	20,471	(226,995)
Foreign currency translation adjustment	3,086	19,079
Comprehensive Income (Loss)	$23,557	$(207,916)

The accompanying notes are an integral part of the financial statements

SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

		Retained	Accumulated
		Earnings/	Other
	Registered	(Accumulated	Comprehensive	Total
	Capital	Deficit)	Income	Equity

Balance, December 31, 2010	$362,472	$142,574	$91,949	$596,995
Net income (loss) for the year	-	(226,995)	-	(226,995)
Foreign currency translation difference	-	$-	$19,079	$19,079
Balance, December 31, 2011	$362,472	(84,421)	111,028	389,079
Net income (loss) for the year	-	20,471	-	20,471
Foreign currency translation difference	-	-	3,086	3,086
Balance, December 31, 2012	$362,472	$(63,950)	$114,114	$412,636

The accompanying notes are an integral part of the financial statements

SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2012	2011
Cash Flows from Operating Activities:
Net income (loss)	$20,471	$(226,995)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	8,624	9,256

Changes in assets and liabilities:
Other receivables	(19,187)	15,106
Advance from/to an unrelated party	706,534	(26,183)
Advances to related parties	685,969	217,257
Deposits	17,163	(16,758)
Consumables	148	4,021
Other payables and accrued expenses	(29,566)	19,760
Other taxes payable	(21,012)	12,341

Net Cash Provided By (Used In) Operating Activities	18,367	7,805

Cash Flows from Investing Activities:
Purchase of property, plant and equipment, net of value added tax refunds received	(3,715)	(6,510)

Net Cash Provided By (Used In) Investing Activities	(3,715)	(6,510)

Cash Flows from Financing Activities:
Net Cash Provided By Financing Activities	-	-

Effect of Exchange Rate Changes on Cash and Cash Equivalents	207	904

Net Change in Cash and Cash Equivalents	14,859	2,199

Cash and Cash Equivalents at Beginning of Year	25,273	23,074

Cash and Cash Equivalents at End of Year	$40,132	$25,273

Supplement Cash Flow Information
Cash paid during the period for interest	$-	$-
Cash paid during the period for income taxes	$-	$-

The accompanying notes are an integral part of the financial statements

NOTES TO FINANCIAL STATEMENTS
SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

1. Organization and Nature of Business

Shenzhen Jifu Communication Technology Co., Ltd
Shenzhen Jifu Communication Technology Co., Ltd (“Jifu” or “the Company”), was incorporated on April 16, 2001 under the laws of the People’s Republic of China (“PRC”) as a limited liability company. The required registered capital is RMB3,000,000 and as of December 31, 2012, all of the required registered capital has been contributed.

Jifu is primarily engaged in develops and distributes optical transmitters and receivers, electronic surveillance equipment, and other communications equipment. Jifu also engages in the purchase and sale of electronic products, network products, and communications equipment. In order to bolster its business, Jifu also engages in software research and development.

Share Exchange Agreement
On May 7, 2013, the shareholders of Jifu (“Jifu Shareholders”) entered into and consummated a Stock Purchase Agreement (“the Agreement”) with Shenzhen CC Power Investment Consulting Co., Ltd (“CC Power”), a company organized under the laws of the People’s Republic of China and an indirect wholly-owned subsidiary of XcelMobility Inc. (“XCLL”), a Nevada corporation.

Pursuant to the terms and conditions of the Agreement, XCLL will issue an aggregate of 27,000,000 shares of the XCLL’s common stock (the “Purchase Shares”) to the Jifu Shareholders as consideration for Jifu entering into certain controlling agreements (the “VIE Agreement”) with CC Power. CC Power will effectively own Jifu through the various conditions prescribed in the VIE Agreements. The Company will also grant 3,000,000 shares (the “Luo Shares”, together with the Purchase Shares, the “Shares’”) to Mr. Hui Luo (“Mr. Luo”).

The Shares will be released to the Jifu Shareholders and Mr. Luo after the Company has reviewed Jifu’s audited financial statements for the year ended December 31, 2013. If Jifu has achieved net revenue of $4,000,000 for the year ended December 31, 2013 (the “Target”), then the Company will release the Shares to the Jifu Shareholders and Mr. Luo in their full respective amounts. If Jifu has not achieved the Target by the end of the calendar year, the Company will decrease the amount of shares of common stock issued to the Jifu Shareholders and Mr. Luo in accordance with a formula set forth in the Agreement and release the Shares to the Jifu Shareholders and Mr. Luo in their respective decreased amounts. The Agreement has been approved by the boards of directors of XCLL, CC Power, and Jifu, and the Jifu Shareholders.

Entrusted Management Agreement
Effective on May 7, 2013, CC Power entered into an Entrusted Management Agreement with Jifu and the Jifu Shareholders, pursuant to which CC Power agreed to provide, and Jifu agreed to accept, exclusive management services provided by CC Power. Such management services include but are not limited to financial management, business management, marketing management, human resource management and internal control of Jifu. Jifu will pay a service fee to CC Power on a quarterly basis, which fee will be a percentage of Jifu’s total operational income. The Entrusted Management Agreement will remain in effect until the acquisition of all the assets or equity of Jifu by CC Power.

Technical Services Agreement
Effective on May 7, 2013, CC Power entered into a Technical Services Agreement with Jifu and the Jifu Shareholders, pursuant to which CC power agreed to provide, and Jifu agreed to accept, exclusive technical services provided by CC Power. Such technical services include but are not limited to software services, computer systems services, data analysis, training and other technical services. Jifu will pay a service fee to CC Power on a quarterly basis, which fee shall be a percentage of Jifu’s total operational income. The Technical Service Agreement will remain in effect until the acquisition of all the assets or equity of Jifu by CC Power.

Exclusive Purchase Option Agreement
Effective on May 7, 2013, CC Power entered into an Exclusive Purchase Option Agreement with Jifu and the Jifu Shareholders, pursuant to which the Jifu Shareholders granted CC Power an irrevocable and exclusive purchase option to acquire all of Jifu’s equity and/or assets at a nominal consideration. CC Power may exercise the purchase option at any time. Until CC Power has exercised its purchase option, Jifu is required to conduct its business in accordance with certain covenants as further described in the Exclusive Purchase Option Agreement.

NOTES TO FINANCIAL STATEMENTS
SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

1. Organization and Nature of Business - Continued

Loan Agreement
Effective on May 7, 2013, CC Power entered into a Loan Agreement with the Jifu Shareholders, pursuant to which CC Power agreed to lend RMB 3,000,000 to the Jifu Shareholders, to be used solely for the operations of Jifu. The loan is interest free, unless the deemed value of the consideration for the equity purchase of Jifu or asset purchase of Jifu under the Exclusive Purchase Option Agreement is higher than the principal amount of the loan, in which case the excess will be deemed to be interest on the loan.

Equity Pledge Agreement

Effective on May 7, 2013, CC Power entered into an Equity Pledge Agreement with Jifu and the Jifu Shareholders, pursuant to which the Jifu Shareholders pledged all of their equity interests in Jifu, including the proceeds thereof, to guarantee all of CC Power’s rights and benefits under the Entrusted Management Agreement, the Technical Service Agreement, the Exclusive Purchase Option Agreement and the Loan Agreement. Prior to termination of the Equity Pledge Agreement, the pledged equity interests cannot be transferred without CC Power’s prior consent. The Jifu Shareholders covenant to CC Power that among other things, they will only appoint/elect candidates for the board of directors of Jifu and supervisor office of Jifu that were nominated by CC Power.

The foregoing descriptions of the Agreement, the Entrusted Management Agreement, the Technical Services Agreement, the Exclusive Purchase Option Agreement, the Loan Agreement and the Equity Pledge Agreement (collectively, the “Transaction Documents”) are qualified in their entirety by reference to the full texts of the Transaction Documents, which are included as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

2. Summary of Significant Accounting Policies

Method of Accounting

Shenzhen Jifu Communication Technology Co., Ltd maintains their general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Companies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of combined financial statements, which are compiled on the accrual basis of accounting.

Basis of presentation

On May 7, 2013, the shareholders of Jifu (“Jifu Shareholders”) entered into and consummated a Stock Purchase Agreement (“the Agreement”) with Shenzhen CC Power Investment Consulting Co., Ltd (“CC Power”), a company organized under the laws of the People’s Republic of China and an indirect wholly-owned subsidiary of XcelMobility Inc. (“XCLL”), a Nevada corporation. CC Power will complete the acquisition of the Jifu after the completion of audit of Jifu.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and have been consistently applied. The functional currency is the Chinese Renminbi, however the accompanying condensed financial statements have been translated and presented in United States Dollars ($).These financial statements were prepared for the presentation of investors only and do not purport to be indicative of the results that may be expected in the future.

Use of estimates

In preparing financial statements in conformity with US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Actual results could differ from those estimates.

NOTES TO FINANCIAL STATEMENTS
SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

2. Summary of Significant Accounting Policies - Continued

Significant Estimates

These financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to depreciation of property, plant and equipment, the valuation allowance for deferred taxes. It is reasonably possible that the above-mentioned estimates and others may be adjusted as more current information becomes available, and any adjustment could be significant in future reporting periods.

Revenue recognition

Jifu is primarily engaged in develops and distributes optical transmitters and receivers, electronic surveillance equipment, and other communications equipment. Jifu also engages in the purchase and sale of electronic products, network products, and communications equipment. In order to bolster its business, Jifu also engages in software research and development.

Our source of revenues is from developing and distributing optical transmitters and receivers, electronic surveillance equipment, and other communications equipment; and trading of electronic products, network products, and communications equipment. We also engage in software research and development.

We evaluate revenue recognition based on the criteria set forth in FASB ASC 985-605, Software: Revenue Recognition and Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104, Revenue Recognition.

Revenue Recognition for Software Products (Software Elements)

New software license revenues represent fees earned from granting customers rights to use our software products. The basis for software license revenue recognition is substantially governed by the accounting guidance contained in ASC 985-605, Software-Revenue Recognition. For software license that do not require significant modification or customization of the underlying software, we recognize new software license revenues when: (1) we enter into a legally binding arrangement with a customer for the license of software; (2) we deliver the products; (3) the sale price is fixed or determinable and free of contingencies or significant uncertainties; and (4) collection is probable. Revenues that are not recognized at the time of sale because the foregoing conditions are not met are recognized when those conditions are subsequently met.

Our software license arrangements do not include acceptance provisions, software license updates or product support contracts.

Revenue Recognition for Multiple-Element Arrangements – Software Products and Software Related Services(Software Arrangements)

We enter into arrangements with customers that purchase software related products that include one to three year product support service and a short training session (referred to as software related multiple-element arrangements). Such software related multiple-element arrangements include the sale of our software products, and product support contracts whereby software license delivery is followed by the subsequent delivery of the other elements. Our software license arrangements include acceptance provisions. We recognize revenue upon the receipt of written customer acceptance. The vast majority of our software license arrangements include software license updates and product support contracts. Software license updates provide customers with rights to unspecified software product upgrades during the term of the support period. Product support includes telephone access to technical support personnel or on-site support. For those software related multiple-element arrangements, we recognized revenue pursuant to ASC 985-605. Since we are unable to determine the fair value of the selling price for the undelivered elements in a multiple-element arrangement, which is the product support service and training, the entire arrangement consideration is deferred and is recognized ratably over the term of the arrangement, typically one year to three years.

NOTES TO FINANCIAL STATEMENTS
SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

2. Summary of Significant Accounting Policies - Continued

Revenue Recognition for Multiple-Element Arrangements – Arrangements with Software and Hardware Elements

We also enter into multiple-element arrangements that may include a combination of our software installed in the hardware products we purchased from third parties and service offerings including purchased hardware , new software licenses, installation of the software in the hardware and one to three years product support. We adopted Accounting Standards Update (“ASU”) 2009-13, Revenue Recognition (Topic 605) : Multiple-Deliverable Revenue Arrangements . This guidance modifies the fair value requirements of FASB ASC subtopic 605-25, Revenue Recognition-Multiple Element Arrangements , by allowing the use of the “best estimate of selling price” in addition to vendor-specific objective evidence and third-party evidence for determining the selling price of a deliverable for non-software arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence, (b) third-party evidence, or (c) estimated selling price. In addition, the residual method of allocating arrangement consideration is no longer permitted. In such arrangements, we first allocate the total arrangement consideration based on the relative selling prices of the software group of elements as a whole and to the hardware elements. We recognize the hardware element considerations upon delivery of the hardware. The consideration allocated to the software group which includes the software element and the product support is recognized in according to the software arrangements policy as described above.

Cost of Revenue

Cost of revenue primarily consists of business tax and surcharges on revenue.

Credit risk

The Company may be exposed to credit risk from its cash and fixed deposits at bank. No allowance has been made for estimated irrecoverable amounts determined by reference to past default experience and the current economic environment.

Accounts receivable

Accounts receivable consists of amounts due from customers. An allowance for doubtful accounts is established and determined based on management’s assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. As of December 31, 2012 and 2011, no allowance for doubtful accounts was deemed necessary based on management’s assessment.

Fair Value of Financial Instruments

FASB accounting standards require disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts payable, accruals and other payables, the carrying amounts approximate fair value because of the near term maturities of such obligations.

Research and development and Software Development Costs

All research and development costs are expensed as incurred. No software development costs were eligible for capitalization under ASC 985-20, Software-Costs of Software to be Sold, Leased or Marketed, to be recorded in our financial statements for the years ended December 31, 2012 and 2011. Other research and development expenses amounted to $307,091 and $268,967 for years ended December 31, 2012 and 2011, respectively, and were included in general and administrative expense.

NOTES TO FINANCIAL STATEMENTS
SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

2. Summary of Significant Accounting Policies - Continued

Comprehensive income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income and foreign currency translation adjustments.

Income taxes

Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Foreign currency translation

Assets and liabilities of the Company’s subsidiaries with a functional currency other than US$ are translated into US$ using period end exchange rates. Income and expense items are translated at the average exchange rates in effect during the period. Foreign currency translation differences are included as a component of Accumulated Other Comprehensive Income in Shareholders’ Equity.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the financial statements were as follows:

December 31, 2012
Balance sheet	RMB 6.3011 to US $1.00
Statement of operations and other comprehensive loss	RMB 6.3034 to US $1.00

December 31, 2011
Balance sheet	RMB 6.3585 to US $1.00
Statement of operations and other comprehensive loss	RMB 6.4640 to US $1.00

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

Post-retirement and post-employment benefits

The Company contributes to a state pension plan in respect of its PRC employees. Other than the state pension plan, the Company does not provide any other post-retirement or post-employment benefits.

Statutory surplus reserve

In accordance with the relevant laws and regulations of the PRC and the articles of associations of the Company, CC Power is required to allocate 10% of its net income reported in the PRC statutory accounts, after offsetting any prior years’ losses, to the statutory surplus reserve, on an annual basis. When the balance of such reserve reaches 50% of the respective registered capital, any further allocation is optional.

The statutory surplus reserves can be used to offset prior years’ losses, if any, and may be converted into registered capital, provided that the remaining balances of the reserve after such conversion is not less than 25% of registered capital. The statutory surplus reserve is non-distributable.

NOTES TO FINANCIAL STATEMENTS
SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

2. Summary of Significant Accounting Policies - Continued

Recently Issued Accounting Pronouncements

In October 2012, FASB has issued Accounting Standards Update (ASU) No. 2012-04, Technical Corrections and Improvements. This ASU make technical corrections, clarifications, and limited-scope improvements to various Topics throughout the Codification. The amendments in this ASU that will not have transition guidance will be effective upon issuance for both public entities and nonpublic entities. For public entities, the amendments that are subject to the transition guidance will be effective for fiscal periods beginning after December 15, 2012. For nonpublic entities, the amendments that are subject to the transition guidance will be effective for fiscal periods beginning after December 15, 2013.

In October 2012, FASB has issued Accounting Standards Update (ASU) No. 2012-05, Statement of Cash Flows (Topic 230). This ASU addresses how cash receipts arising from the sale of certain donated financial assets, such as securities, should be classified in the statement of cash flows of not-for-profit entities (NFPs). Some NFPs classify those cash receipts as investing cash inflows, while other entities classify them as either operating cash inflows or financing cash inflows, consistent with their treatment of inflows arising from cash contributions. The objective of this Update is for an NFP to classify cash receipts from the sale of donated financial assets consistently with cash donations received in the statement of cash flows if those cash receipts were from the sale of donated financial assets that upon receipt were directed without the NFP imposing any limitations for sale and were converted nearly immediately into cash. The amendments in the ASU are effective prospectively for fiscal years, and interim fiscal periods within those years, beginning after June 15, 2013. Retrospective application to all periods presented upon the date of adoption is permitted. Early adoption from the beginning of the fiscal year of adoption is permitted.

In October 2012, FASB has issued Accounting Standards Update (ASU) No. 2012-06, Business Combinations (Topic 805): Subsequent Accounting for an Indemnification Asset Recognized at the Acquisition Date as a Result of a Government-Assisted Acquisition of a Financial Institution. This ASU addresses the diversity in practice about how to interpret the terms on the same basis and contractual limitations when subsequently measuring an indemnification asset recognized in a government-assisted (Federal Deposit Insurance Corporation or National Credit Union Administration) acquisition of a financial institution that includes a loss-sharing agreement (indemnification agreement). For public and nonpublic entities, the amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2012. Early adoption is permitted. The amendments should be applied prospectively to any new indemnification assets acquired after the date of adoption and to indemnification assets existing as of the date of adoption arising from a government-assisted acquisition of a financial institution.

In October 2012, FASB has issued Accounting Standards Update (ASU) No. 2012-07, Entertainment--Films (Topic 926): Accounting for Fair Value Information That Arises after the Measurement Date and Its Inclusion in the Impairment Analysis of Unamortized Film Costs. This ASU eliminates the rebuttable presumption that the conditions leading to the write-off of unamortized film costs after the balance sheet date existed as of the balance sheet date. The amendments also eliminate the requirement that an entity incorporate into fair value measurements used in the impairment tests the effects of any changes in estimates resulting from the consideration of subsequent evidence if the information would not have been considered by market participants at the measurement date. or SEC filers, the amendments are effective for impairment assessments performed on or after December 15, 2012. For all other entities, the amendments are effective for impairment assessments performed on or after December 15, 2013. The amendments resulting from this ASU should be applied prospectively. Earlier application is permitted, including for impairment assessments performed as of a date before October 24, 2012, if, for SEC filers, the entity’s financial statements for the most recent annual or interim period have not yet been issued or, for all other entities, have not yet been made available for issuance.

NOTES TO FINANCIAL STATEMENTS
SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

2. Summary of Significant Accounting Policies - Continued

Recently Issued Accounting Pronouncements

In January 2013, FASB has issued Accounting Standards Update (ASU) No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. This ASU clarifies that ordinary trade receivables and receivables are not in the scope of ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. Specifically, ASU 2011-11 applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in the FASB Accounting Standards Codification™ (Codification) or subject to a master netting arrangement or similar agreement. The FASB undertook this clarification project in response to concerns expressed by U.S. stakeholders about the standard’s broad definition of financial instruments. After the standard was finalized, companies realized that many contracts have standard commercial provisions that would equate to a master netting arrangement, significantly increasing the cost of compliance at minimal value to financial statement users. An entity is required to apply the amendments in ASU 2013-01 for fiscal years beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the required disclosures retrospectively for all comparative periods presented. The effective date is the same as the effective date of ASU 2011-11.

In February 2013, FASB has issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This ASU improves the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in this ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP.

The new amendments will require an organization to:

  Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period.
  Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). A private company is required to meet the reporting requirements of the amended paragraphs about the roll forward of accumulated other comprehensive income for both interim and annual reporting periods. However, private companies are only required to provide the information about the effect of reclassifications on line items of net income for annual reporting periods, not for interim reporting periods. The amendments are effective for reporting periods beginning after December 15, 2012, for public companies and are effective for reporting periods beginning after December 15, 2013, for private companies. Early adoption is permitted.

In February 2013, FASB issued Accounting Standards Update (ASU) No. 2013-03, Financial Instruments (Topic 825). This ASU clarifies the scope and applicability of a disclosure exemption that resulted from the issuance of Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The amendment clarifies that the requirement to disclose "the level of the fair value hierarchy within which the fair value measurements are categorized in their entirety (Level 1, 2, or 3)" does not apply to nonpublic entities for items that are not measured at fair value in the statement of financial position, but for which fair value is disclosed. This ASU is the final version of Proposed Accounting Standards Update 2013-200—Financial Instruments (Topic 825) which has been deleted. The amendments are effective upon issuance.

NOTES TO FINANCIAL STATEMENTS
SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

2. Summary of Significant Accounting Policies - Continued

Recently Issued Accounting Pronouncements

In February 2013, FASB has issued Accounting Standards Update (ASU) No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. This ASU provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this ASU is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this ASU also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. For nonpublic entities, the amendments are effective for fiscal years ending after December 15, 2014, and interim periods and annual periods thereafter. The amendments in this ASU should be applied retrospectively to all prior periods presented for those obligations resulting from joint and several liability arrangements within the ASU’s scope that exist at the beginning of an entity’s fiscal year of adoption. An entity may elect to use hindsight for the comparative periods (if it changed its accounting as a result of adopting the amendments in this ASU) and should disclose that fact. Early adoption is permitted.

In March 2013, FASB has issued Accounting Standards Update (ASU) No. 2013-05, Foreign Currency Matters (Topic 830). This ASU resolve the diversity in practice about whether Subtopic 810-10, Consolidation—Overall, or Subtopic 830-30, Foreign Currency Matters—Translation of Financial Statements, applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business (other than a sale of in substance real estate or conveyance of oil and gas mineral rights)within a foreign entity. In addition, the amendments in this Update resolve the diversity in practice for the treatment of business combinations achieved in stages (sometimes also referred to as step acquisitions) involving a foreign entity. This ASU is the final version of Proposed Accounting Standards Update EITF11Ar—Foreign Currency Matters (Topic 830), which has been deleted. The amendments in this Update are effective prospectively for fiscal years (and interim reporting periods within those years) beginning after December 15, 2013. For nonpublic entities the amendments in this Update are effective prospectively for the first annual period beginning after December 15, 2014, and interim and annual periods thereafter. The amendments should be applied prospectively to derecognition events occurring after the effective date. Prior periods should not be adjusted. Early adoption is permitted. If an entity elects to early adopt the amendments, it should apply them as of the beginning of the entity’s fiscal year of adoption.

In April 2013, FASB Accounting Standards Update 2013-06, Not-for-Profit Entities (Topic 958) - Services Received from Personnel of an Affiliate. This ASU specifies the guidance that not-for-profit entities apply for recognizing and measuring services received from personnel of an affiliate. More specifically, the amendments in this ASU apply to not-for-profit entities, including not-for-profit, business-oriented health care entities that receive services from personnel of an affiliate that directly benefit the recipient not-for-profit entity and for which the affiliate does not charge the recipient not-for-profit entity. The amendments in this ASU require a recipient not-for-profit entity to recognize all services received from personnel of an affiliate that directly benefit the recipient not-for-profit entity. Those services should be measured at the cost recognized by the affiliate for the personnel providing those services. However, if measuring a service received from personnel of an affiliate at cost will significantly overstate or understate the value of the service received, the recipient not-for-profit entity may elect to recognize that service received at either: (a) the cost recognized by the affiliate for the personnel providing that service or; (b) the fair value of that service. The amendments in this ASU are effective prospectively for fiscal years beginning after June 15, 2014, and interim and annual periods thereafter. A recipient not-for-profit entity may apply the amendments using a modified retrospective approach under which all prior periods presented upon the date should be adjusted, but no adjustment should be made to the beginning balance of net assets of the earliest period presented. Early adoption is permitted.

NOTES TO FINANCIAL STATEMENTS
SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

2. Summary of Significant Accounting Policies - Continued

Recently Issued Accounting Pronouncements

In April 2013, FASB Accounting Standards Update 2013-07, Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting. This ASU clarifies when an entity should apply the liquidation basis of accounting. In addition, the guidance provides principles for the recognition and measurement of assets and liabilities and requirements for financial statements prepared using the liquidation basis of accounting. Liquidation is the process by which a company converts its assets to cash or other assets and settles its obligations with creditors in anticipation of ceasing all of its activities. An organization in liquidation must prepare its financial statements using a basis of accounting that communicates information to users of those financial statements to enable those users to develop expectations about how much the organization will have available for distribution to investors after disposing of its assets and settling its obligations. The ASU requires organization to prepare its financial statements using the liquidation basis of accounting when liquidation is “imminent.” Liquidation is considered imminent when the likelihood is remote that the organization will return from liquidation and either: (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties; or (b) a plan for liquidation is being imposed by other forces (e.g., involuntary bankruptcy). In cases where a plan for liquidation was specified in the organization’s governing documents at inception (e.g., limited-life entities), the organization should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified in the organization’s governing documents. The ASU requires financial statements prepared using the liquidation basis to present relevant information about a company’s resources and obligations in liquidation, including the following:

  The organization’s assets measured at the amount of the expected cash proceeds from liquidation, including any items it had not previously recognized under U.S. GAAP that it expects to either sell in liquidation or use in settling liabilities (e.g., trademarks).
  The organization’s liabilities as recognized and measured in accordance with existing guidance that applies to those liabilities.
  Accrual of the costs it expects to incur and the income it expects to earn during liquidation, including any anticipated disposal costs.

This ASU is effective for interim and annual reporting periods beginning after December 15, 2013, with early adoption permitted.

NOTES TO FINANCIAL STATEMENTS
SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

3. Property and Equipment, net

Property, plant and equipment, net consist of the following:

	December	December
	31,	31,
	2012	2011

Equipment	$118,652	$116,865
Office equipment	78,479	75,032
	197,131	191,897
Less: Accumulated depreciation	(170,801)	(160,901)
Property and equipment, net	$26,330	$30,996

The depreciation expense was $8,624 and $9,256 for the years ended December 31, 2012 and 2011, respectively.

4. Advance to (from) an unrelated party

At December 31, 2012 and 2011, the Company had advances to (from) an unrelated company, Shenzhen An Ke Trade Development Co., Ltd, incorporated under the laws of the PRC, in the amounts of $298,654 and ($363,594) respectively. The advances to (from) this unrelated company are unsecured, non-interest bearing and payable on demand. As of May 31, 2013, about $87,000 of this advance had been settled.

5. Income Tax

We are subject to income tax in the PRC.

The Company is incorporated in PRC and is subjected to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in their Chinese statutory accounts in accordance with the relevant enterprises income tax laws (“EIT Law”). For the years ended December 31, 2012 and 2011, the corporate income tax rate applicable to us is 25%.

The Company has no income tax expense for the years ended December 31, 2012 and 2011 because it has incurred loss before tax from continuing operation.

The Company applied the provisions of ASC 740.10.50, “Accounting for Uncertainty in Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. ASC 740.10.50 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740.10.50 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes in the statements of operation. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

NOTES TO FINANCIAL STATEMENTS
SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

5. Income Tax- Continued

The following table sets forth the components of deferred income taxes as of December 31, 2012 and 2011:

	December	December
	31,	31,
	2012	2011
Deferred tax assets:
Net operating losses - PRC	$8,213	62,375
	8,213	62,375
Valuation allowance	(8,213)	(62,375)
Deferred tax assets, net	$-	$-

As of December 31, 2012, the Company has net operating losses carry forward of $241,705 in PRC available to offset future taxable income. They will begin to expire in 2016. We provided for a full valuation allowance against the deferred tax assets of $8,213 on the expected future tax benefits from the net operating loss carry forwards as management believes it is more likely than not that these assets will not be realized in the future.

The change in valuation allowance for the years ended December 31, 2012 and 2011 was a decrease of $54,162 and increase of $62,375, respectively.

The Company did not recognize any interest or penalties related to unrecognized tax benefits for the years ended December 31, 2012 and 2011.

6. Employee Benefits

The Company contributes to a state pension plan organized by municipal and provincial governments in respect of its employees in PRC. The compensation expense related to this plan was $10,590 and $12,011 for the years ended December 31, 2012 and 2011, respectively.

7. Commitments and Contingencies

Operating commitments:

The office and some of the office equipment of the Company are operated under operating lease. The Company’s obligations under operating lease are as follows:

2013	$116,199
Thereafter	29,592
Total minimum payment	$145,791

The Company incurred rental expenses of $56,499 and $52,557 for the years ended December 31, 2012 and 2011, respectively.

NOTES TO FINANCIAL STATEMENTS
SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

8. Concentrations, Risks, and Uncertainties

Customer Concentrations

The Company has the following concentrations of business with each customer constituting greater than 10% of the Company’s gross sales:

	For The Years Ended
	December 31,
	2012	2011

Customer A	66%	100%
Customer B	34%	-

The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties being experienced by its major customers.

9. Operating Risk

The Company’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

10. Related Party Transaction

Transactions with Shenzhen Hong Di Industry Co., Ltd (“Hong Di”)

Ms. Sumin Su, the majority shareholder and the director of the Company, was the director of Hong Di before her resignation from Hong Di being effective on June 19, 2013.

For the years ended December 31, 2012 and 2011, we recorded sales to Hong Di of $346,251 and $237,964 respectively.

As of December 31, 2012 and 2011, we had balances of advance paid to Hong Di totaling $58,356 and $738,807 respectively. This advance is unsecured, non-interest bearing and is payable on demand.

Advances to shareholder – At December 31, 2012 and 2011, the Company had advances to the Company’s majority shareholder and the director, Ms. Sumin Su, in the amounts of $1,952 and $22,350 respectively. This advance to this shareholder are unsecured, non-interest bearing and without fixed terms of repayment.

NOTES TO FINANCIAL STATEMENTS
SHENZHEN JIFU COMMUNICATION TECHNOLOGY CO., LTD
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

11. Subsequent Events

The Company has evaluated all other subsequent events through July 5, 2013, the date these financial statements were issued, and determined that there were no other subsequent events or transactions that require recognition or disclosures in the financial statements except the following:

Service and equipment agreement

In January, 2013, the Company entered into an agreement with Shenzhen Hong Di Industry Co., Ltd (“Hong Di”), a company incorporated in the PRC. The Company will provide the software and computer equipment with technical support services to Hong Di. The total consideration of this agreement is amounting to US$4,306,740 (equivalent to RMB27,169,500). The term of this agreement is 3 years. Ms. Sumin Su was the common director of both companies, before her resignation from the director of Hong Di being effective on June 19, 2013.